                                                                    EXHIBIT 99.2

                              AERA JAPAN LIMITED
                              AND SUBSIDIARIES


                              Consolidated Financial Statements for
                              the Year Ended June 30, 2001, and
                              Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders of Aera Japan Limited
   (Nihon Aera Kabushiki Kaisha):

We have audited the accompanying consolidated balance sheet of Aera Japan Limited (Nihon Aera Kabushiki Kaisha) and subsidiaries as of June 30, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (all expressed in Japanese yen). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Aera Japan Limited and subsidiaries at June 30, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, Aera Japan Limited and subsidiaries changed their method of accounting for revenue recognition in 2001.

Our audit also comprehended the translation of Japanese yen amounts into U.S. dollar amounts included in the consolidated financial statements and, in our opinion, such translation has been made in conformity with the basis stated in
Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.



DELOITTE TOUCHE TOHMATSU
Tokyo, Japan
August 24, 2001, except for Notes 9 and 14, as to which the date is March 1, 2002

AERA JAPAN LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
JUNE 30, 2001
--------------------------------------------------------------------------------

                                                                        Thousands of
                                                                        U.S. Dollars
ASSETS                                             Thousands of Yen       (Note 1)
------                                             ----------------     ------------
CURRENT ASSETS:
   Cash and cash equivalents                        Y.  1,844,474       $     14,756
   Time deposits (Note 4)                                 140,502              1,124
   Marketable equity securities (Notes 2 and 4)             2,555                 20
   Receivables:
     Trade notes                                          503,790              4,030
     Trade accounts (Note 11)                           2,038,627             16,309
     Due from officer (Note 11)                           319,529              2,556
     Other                                                 93,083                744
     Allowance for doubtful receivables                   (43,356)              (347)
   Inventories (Note 3)                                 3,908,823             31,271
   Deferred tax assets (Note 7)                           418,819              3,351
   Prepaid expenses and other current assets               34,094                273
                                                   --------------       ------------

               Total current assets                     9,260,940             74,087
                                                   --------------       ------------

PROPERTY AND EQUIPMENT (Note 4):
   Land                                                   608,470              4,868
   Buildings and structures                             1,544,182             12,353
   Machinery and equipment (Note 5)                     1,090,971              8,728
   Computer software (Note 5)                             273,780              2,190
   Furniture and fixtures                                 146,026              1,168
                                                   --------------       ------------
               Total                                    3,663,429             29,307
   Accumulated depreciation and amortization           (1,791,137)           (14,329)
                                                   --------------       ------------

               Net property and equipment               1,872,292             14,978
                                                   --------------       ------------

OTHER ASSETS:
   Deferred tax assets (Note 7)                           154,781              1,238
   Investments (Note 2):
     Marketable equity securities (Note 4)                 59,451                476
     Sundry investments and other                          97,331                779
   Lease deposits                                          29,232                234
   Other assets (Note 4)                                   18,738                150
                                                   --------------       ------------

               Total other assets                         359,533              2,877

                                                   --------------       ------------
TOTAL                                              Y.  11,492,765       $     91,942
                                                   ==============       ============


See notes to consolidated financial statements.

                                                                  Thousands of
                                                                  U.S. Dollars
LIABILITIES AND SHAREHOLDERS' EQUITY           Thousands of Yen     (Note 1)
------------------------------------           ----------------   ------------
CURRENT LIABILITIES:
   Short-term debt (Notes 4 and 6)              Y.   1,779,751    $     14,238
   Current maturities of long-term debt
     (Notes 4 and 6)                                   779,728           6,238
   Current maturities of lease obligations
     (Note 5)                                          123,150             985
   Payable:
     Trade notes                                     1,344,625          10,757
     Trade accounts (Note 11)                          457,479           3,660
     Other                                             166,656           1,333
   Accrued expenses:
     Accrued income taxes (Note 7)                     641,372           5,131
     Other accrued expenses                            458,663           3,669
   Other current liabilities (Note 7)                   18,420             148
                                                --------------    ------------

               Total current liabilities             5,769,844          46,159
                                                --------------    ------------

LONG-TERM LIABILITIES:
   Long-term debt, less current maturities
     (Notes 4 and 6)                                 1,607,206          12,857
   Lease obligations, less current maturities
     (Note 5)                                          169,875           1,359
   Accrued pension cost and liability for
     severance
     indemnities (Notes 8 and 14)                      808,581           6,469
   Other long-term liabilities                          16,994             136
                                                --------------    ------------

               Total long-term liabilities           2,602,656          20,821
                                                --------------    ------------

COMMITMENTS AND CONTINGENT LIABILITIES
   (Note 13)

SHAREHOLDERS' EQUITY (Note 9):
   Common stock, Y.500 par value--authorized,
     250,000 shares; issued and outstanding,
     68,000 shares                                     288,000           2,304
                                                --------------    ------------
   Capital surplus (Note 6)                            269,000           2,152
                                                --------------    ------------
   Retained earnings (Note 14):
     Appropriated for legal reserve                     59,582             477
     Unappropriated                                  2,509,303          20,074
                                                --------------    ------------
               Subtotal                              2,568,885          20,551
                                                --------------    ------------
   Accumulated other comprehensive income
     (loss) (net of tax):
     Net unrealized gains on available-for-sale
       securities                                        1,889              15
     Foreign currency translation adjustments           (7,509)            (60)
                                                --------------    ------------
               Subtotal                                 (5,620)            (45)
                                                --------------    ------------

               Total shareholders' equity            3,120,265          24,962
                                                --------------    ------------

TOTAL                                           Y.  11,492,765    $     91,942
                                                ==============    ============

AERA JAPAN LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2001
--------------------------------------------------------------------------------

                                                                          Thousands of
                                                                          U.S. Dollars
                                                    Thousands of Yen        (Note 1)
                                                    ----------------      ------------
NET SALES (Note 11)                                  Y.   13,620,297       $    108,962

COST OF SALES (Note 11)                                   8,224,738             65,798
                                                     --------------       ------------

               Gross profit                               5,395,559             43,164

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
   (Note 12)                                              3,356,203             26,849
                                                     --------------       ------------

               Operating income                           2,039,356             16,315
                                                     --------------       ------------

OTHER INCOME (EXPENSES):
   Interest expenses (net of interest income of
     Y.15,014 thousand--$120 thousand) (Note 11)           (164,382)            (1,315)
   Foreign exchange gain--net                               385,162              3,081
   Gain on securities (Note 2)                                2,451                 20
   Miscellaneous income--net                                  2,303                 18
                                                     --------------       ------------

               Other income--net                            225,534              1,804
                                                     --------------       ------------

INCOME BEFORE INCOME TAXES                                2,264,890             18,119
                                                     --------------       ------------

PROVISION FOR INCOME TAXES (Note 7):
   Current                                                1,147,851              9,183
   Deferred                                                  91,003                728
                                                     --------------       ------------

               Total                                      1,238,854              9,911
                                                     --------------       ------------

INCOME BEFORE CUMULATIVE EFFECT OF
   ACCOUNTING CHANGES                                     1,026,036              8,208

CUMULATIVE EFFECT OF ACCOUNTING CHANGES
   (NET OF Y.32,549 THOUSAND ($260 THOUSAND)
   INCOME TAX EFFECT)                                       (40,595)              (325)
                                                     --------------       ------------

NET INCOME                                           Y.     985,441       $      7,883
                                                     ==============       ============


See notes to consolidated financial statements.

AERA JAPAN LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
YEAR ENDED JUNE 30, 2001

                                                                                           Thousands of Yen
                                                                            ---------------------------------------------------
                                                                                                              Retained Earnings
                                                                                                              Appropriated for
                                                                            Common Stock   Capital Surplus      Legal Reserve
                                                                            ------------   ---------------    -----------------
BALANCE, JULY 1, 2000                                                        Y.  288,000     Y.  269,000         Y.  47,884
   Comprehensive income (loss):
     Net income

     Other comprehensive loss, net of tax:
        Changes in unrealized holding gains, net of tax effect of
          Y.6,632 thousand
        Reclassification adjustments for gains credited to net income, net of tax effect of Y.1,078 thousand
        Changes in foreign currency translation adjustments

               Total other comprehensive loss


               Total comprehensive income


   Cash dividends paid
   Transfer to retained earnings appropriated for legal reserve                                                      11,698
                                                                             -----------     -----------         ----------

BALANCE, JUNE 30, 2001                                                       Y.  288,000     Y.  269,000         Y.  59,582
                                                                             ===========     ===========         ==========

                                                                                                Thousands of Yen
                                                                            -----------------------------------------------------
                                                                                                Accumulated Other       Total
                                                                             Unappropriated       Comprehensive     Shareholders'
                                                                            Retained Earnings     Income (Loss)         Equity
                                                                            -----------------   -----------------   -------------
BALANCE, JULY 1, 2000                                                         Y.  1,552,560         Y.  58,349      Y.  2,215,793
   Comprehensive income (loss):
     Net income                                                                     985,441                               985,441

     Other comprehensive loss, net of tax:
        Changes in unrealized holding gains, net of tax effect of
          Y.6,632 thousand                                                                              (9,717)            (9,717)
        Reclassification adjustments for gains credited to net income,
          net of tax effect of Y.1,078 thousand                                                         (1,373)            (1,373)
        Changes in foreign currency translation adjustments                                            (52,879)           (52,879)

               Total other comprehensive loss


               Total comprehensive income


   Cash dividends paid                                                              (17,000)                              (17,000)
   Transfer to retained earnings appropriated for legal reserve                     (11,698)
                                                                              -------------         ----------      -------------

BALANCE, JUNE 30, 2001                                                        Y.  2,509,303         Y.  (5,620)     Y.  3,120,265
                                                                              =============         ==========      =============

                                                                           Thousands of Yen
                                                                           ----------------
                                                                            Comprehensive
                                                                            Income (Loss)
                                                                            -------------
BALANCE, JULY 1, 2000
   Comprehensive income (loss):
     Net income                                                              Y.  985,441
                                                                             -----------
     Other comprehensive loss, net of tax:
        Changes in unrealized holding gains, net of tax effect of
          Y.6,632 thousand                                                        (9,717)
        Reclassification adjustments for gains credited to net income,
          net of tax effect of Yen 1,078 thousand                                 (1,373)
        Changes in foreign currency translation adjustments                      (52,879)
                                                                             -----------
               Total other comprehensive loss                                    (63,969)
                                                                             -----------

               Total comprehensive income                                    Y.  921,472
                                                                             ===========

   Cash dividends paid
   Transfer to retained earnings appropriated for legal reserve


BALANCE, JUNE 30, 2001



                                                                                      Thousands of U.S. Dollars (Note 1)
                                                                            ---------------------------------------------------
                                                                                                              Retained Earnings
                                                                                                              Appropriated for
                                                                            Common Stock   Capital Surplus      Legal Reserve
                                                                            ------------   ---------------    -----------------
BALANCE, JULY 1, 2000                                                          $2,304          $2,152              $383

   Comprehensive income (loss):
     Net income

     Other comprehensive loss, net of tax:
        Changes in unrealized holding gains, net of tax effect of
          $53 thousand
        Reclassification adjustments for gains credited to net income, net of tax effect of $9 thousand
        Changes in foreign currency translation adjustments

               Total other comprehensive loss


               Total comprehensive income

   Cash dividends paid
   Transfer to retained earnings appropriated for legal reserve                                                      94
                                                                               ------          ------              ----
BALANCE, JUNE 30, 2001                                                         $2,304          $2,152              $477
                                                                               ======          ======              ====

                                                                                   Thousands of U.S. Dollars (Note 1)
                                                                            -----------------------------------------------------
                                                                                                Accumulated Other       Total
                                                                             Unappropriated       Comprehensive     Shareholders'
                                                                            Retained Earnings     Income (Loss)         Equity
                                                                            -----------------   -----------------   -------------
BALANCE, JULY 1, 2000                                                           $12,421             $467               $17,727

   Comprehensive income (loss):
     Net income                                                                   7,883                                  7,883

     Other comprehensive loss, net of tax:
        Changes in unrealized holding gains, net of tax effect of
          $53 thousand                                                                               (78)                  (78)
        Reclassification adjustments for gains credited to net income,
          net of tax effect of $9 thousand                                                           (11)                  (11)
        Changes in foreign currency translation adjustments                                         (423)                 (423)

               Total other comprehensive loss


               Total comprehensive income

   Cash dividends paid                                                             (136)                                  (136)
   Transfer to retained earnings appropriated for legal reserve                     (94)
                                                                                -------             ----               -------
BALANCE, JUNE 30, 2001                                                          $20,074             $(45)              $24,962
                                                                                =======             ====               =======

                                                                            Thousands of U.S. Dollars (Note 1)
                                                                            ----------------------------------
                                                                              Comprehensive
                                                                              Income (Loss)
                                                                              -------------
BALANCE, JULY 1, 2000


   Comprehensive income (loss):
     Net income                                                                   $7,883
                                                                                  ------
     Other comprehensive loss, net of tax:
        Changes in unrealized holding gains, net of tax effect of
          $53 thousand                                                               (78)
        Reclassification adjustments for gains credited to net income,
          net of tax effect of $9 thousand                                           (11)
        Changes in foreign currency translation adjustments                         (423)
                                                                                  ------
               Total other comprehensive loss                                       (512)
                                                                                  ------

               Total comprehensive income                                         $7,371
                                                                                  ======
   Cash dividends paid
   Transfer to retained earnings appropriated for legal reserve

BALANCE, JUNE 30, 2001


See notes to consolidated financial statements.

AERA JAPAN LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 2001
--------------------------------------------------------------------------------

                                                                             Thousands of
                                                                             U.S. Dollars
                                                          Thousands of Yen     (Note 1)
                                                          ----------------   ------------
OPERATING ACTIVITIES:
   Net income                                               Y.  985,441       $   7,883
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                              336,939           2,696
     Restoration of doubtful receivables                         (6,325)            (50)
     Gain on sales of property and equipment                       (535)             (4)
     Gain on short-term and other investments                    (2,451)            (20)
     Deferred income tax                                         91,003             728
     Accrued pension and severance liabilities                   45,225             362
     Cumulative effect of accounting changes (Note 1)            40,595             325
     Changes in:
        Notes and accounts receivable                           790,765           6,326
        Inventories                                            (518,292)         (4,146)
        Prepaid expenses and other current assets                  (841)             (7)
        Notes and accounts payable                             (827,760)         (6,622)
        Accrued income taxes                                   (196,311)         (1,571)
        Accrued expenses                                        105,704             845
        Others                                                  (10,547)            (84)
                                                            -----------       ---------

               Net cash provided by operating activities        832,610           6,661
                                                            -----------       ---------

INVESTING ACTIVITIES:
   Increase in time deposits                                   (186,028)         (1,488)
   Decrease in time deposits                                    246,078           1,969
   Purchase of property and equipment                          (150,324)         (1,203)
   Purchase of investments                                      (20,658)           (165)
   Proceeds from sale of property and equipment                   5,190              41
   Proceeds from the sales/maturities of investments                148               1
                                                            -----------       ---------

               Net cash used in investing activities           (105,594)           (845)
                                                            -----------       ---------

FINANCING ACTIVITIES:
   Net decrease in short-term borrowings                       (103,234)           (825)
   Principal payments under capital lease obligations          (125,970)         (1,008)
   Proceeds from long-term debt                                 768,784           6,150
   Repayments of long-term debt                                (860,869)         (6,887)
   Payment of dividends                                         (17,000)           (136)
                                                            -----------       ---------

               Net cash used in financing activities           (338,289)         (2,706)
                                                            -----------       ---------

FORWARD                                                     Y.  388,727       $   3,110


                                                                     (Continued)

AERA JAPAN LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 2001
--------------------------------------------------------------------------------

                                                                 Thousands of
                                                                 U.S. Dollars
                                             Thousands of Yen      (Note 1)
                                             ----------------    ------------
FORWARD                                        Y.    388,727      $    3,110

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
   CASH EQUIVALENTS                                    7,444              59
                                               -------------      ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS            396,171           3,169

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR       1,448,303          11,587
                                               -------------      ----------

CASH AND CASH EQUIVALENTS, END OF YEAR         Y.  1,844,474      $   14,756
                                               =============      ==========


CASH PAID DURING THE YEAR FOR:
   Interest paid                               Y.    177,362      $    1,419
   Income tax paid                                 1,352,497          10,820

NON-CASH FINANCING ACTIVITIES:
   Capital lease obligations                          76,599             613


See notes to consolidated financial statements.


                                                                     (Concluded)

AERA JAPAN LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JUNE 30, 2001
--------------------------------------------------------------------------------


1.       BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (1)   BASIS OF PRESENTATION

         BASIS OF FINANCIAL STATEMENTS--The accompanying consolidated financial statements are stated in Japanese yen, the currency of the country in which Aera Japan Limited ("Company") is incorporated. The translation of Japanese yen amounts into U.S. dollar amounts is included solely for the convenience of readers outside Japan and has been made at the rate of Y.125 = U.S.$1, the approximate rate of exchange at June 30, 2001. The translation should not be construed as a representation that the Japanese yen amounts could be converted into U.S. dollars at the above or any other rate.

         The accompanying consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America ("US GAAP"). Effect has been given in the consolidated financial statements to adjustments which have not been entered in the general books of account of the Company and its subsidiaries (together, the "Companies") (as defined below) maintained in accordance with accounting practices prevailing in the countries of incorporation. The principal adjustments include those relating to (1) accounting for leases, (2) accounting for insurance cost, (3) valuation of inventory, (4) valuation of investments, (5) accounting for pension costs and severance indemnities and (6) accrual of certain expenses and losses.

         NATURE OF OPERATIONS--The Company was incorporated in Japan in November 1976 as Nippon Tylan Corporation, and changed its name to Aera Japan Limited in November 1992. The Company with its four overseas subsidiaries, located in the United States of America, the United Kingdom, Germany and Korea, engage in the manufacture and supply of mass flow controllers and related devices which are used for controlling process gases in the production of semiconductors. The Company's customers are manufacturers in the semiconductor industry and the Company's business is subject to industry-wide fluctuations.

         USE OF ESTIMATES--The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CONSOLIDATION--The consolidated financial statements include the accounts of the Companies. All significant intercompany items have been eliminated.

         REVENUE RECOGNITION--Effective July 1, 2000, the Companies changed their revenue recognition policy by adopting Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements" issued by the U.S. Securities and Exchange Commission.

         As a result, the Companies recognize certain revenues upon the customers' completion of inspection procedures in instances whereby the related sales contracts stipulate that such procedures be completed in order for the title of the products to be transferred to the customers. Previously, all revenues were recognized upon shipment of the products when the Companies' obligations pursuant to the sales contracts were considered substantially completed. The Companies have recorded a one-time non-cash charge of Y.40,595 thousand ($325 thousand), net of income tax effect of Y.32,549 thousand ($260 thousand), to reflect the cumulative effect of the change as of the beginning of the fiscal year. The accounting change did not have a material effect on the Companies' consolidated statement of operations (before the cumulative effect) for the year ended June 30, 2001.

         Estimated warranty costs and provisions for returns and allowances are recorded at the time the revenue is recognized.

         CASH AND CASH EQUIVALENTS--Cash and cash equivalents consist of cash on hand and deposits in banks including time deposits, with original maturities of three months or less, that are readily convertible into cash and have no significant risk of change in value.

         INVESTMENTS--The Companies' investments in marketable equity securities are classified as available-for-sale securities which are stated at fair value based on quoted market prices with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive income (loss).

         The cost of securities sold is determined based on the average-cost method.

         Life insurance contracts included in sundry investments are stated at cash surrender value.

         INVENTORIES--Inventories are stated at the lower of cost, which is determined principally by the average-cost method, or market.

         DEPRECIATION AND AMORTIZATION--Depreciation of property and equipment is computed principally under the declining-balance method over the estimated useful lives of related assets. Machinery and equipment under capital leases is amortized principally using the declining-balance method over the lease terms. Computer software under capital leases is recorded at cost less accumulated amortization and is amortized on a straight-line method over the lease terms.

         Estimated useful lives for property and equipment, and lease terms of computer software are as follows:

              Buildings and structures             3 to 45 years
              Machinery and equipment              3 to 15 years
              Furniture and fixtures               3 to 20 years
              Computer software                    3 to  6 years

         The cost and accumulated depreciation of property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and any resulting gains or losses are reflected in income.

         LONG-LIVED ASSETS--Long-lived assets and certain identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose. There was no significant impairment loss recognized for long-lived assets during the year ended June 30, 2001.

         INCOME TAXES--The provision for income taxes is determined using the asset and liability method of accounting for income taxes. Under this method, the tax effect of temporary differences between the financial statements and income tax basis of assets and liabilities is recognized as deferred income taxes, using enacted tax rates applicable to the periods in which the differences are expected to affect taxable income. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized for any portion of the deferred tax assets where it is considered more likely than not that the asset will not be realized.

         PENSION AND SEVERANCE INDEMNITIES PLANS--The Company has a pension plan and a severance indemnities plan covering substantially all employees, other than directors. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 87, "Employers' Accounting for Pensions" effective July 1, 1998, and the costs of the pension plan and severance indemnities plan are accrued based on amounts determined using actuarial methods in accordance with the statement. The transition asset is amortized over 16.5 years commencing with the statement's effective date.

         The costs of the severance indemnities plan of a subsidiary and the directors' severance indemnities plan of the Company are accrued based on the vested benefit obligation, which is the amount required to be paid if all employees/directors terminated their employment/appointments at each balance sheet date.

         FOREIGN CURRENCY TRANSLATION--Foreign currency financial statements of subsidiaries are measured using local currencies as the functional currency. Assets and liabilities are translated into Japanese yen at year-end rates of exchange and all income and expense accounts are translated at average rates of exchange for the year. The resulting translation adjustments are included in accumulated other comprehensive income (loss).

         Foreign currency receivables and payables are translated into Japanese yen at year-end rates of exchange and the resulting exchange gains or losses are recognized in earnings.

2.       INVESTMENTS

         MARKETABLE EQUITY SECURITIES--At June 30, 2001, the aggregate cost, gross unrealized gains and losses and fair value on available-for-sale securities, consisting of marketable equity securities, were as follows:

                                      Thousands of
                   Thousands of Yen   U.S. Dollars
                   ----------------   ------------
Cost                  Y.  57,103         $ 457
Unrealized gains          14,684           117
Unrealized losses         (9,781)          (78)
                      ----------         -----

Fair value            Y.  62,006         $ 496
                      ==========         =====

         There were no sales of available-for-sale securities for the year ended June 30, 2001.

         On April 1, 2001, in connection with the merger of The Sumitomo Bank, Limited and The Sakura Bank, Limited ("Sakura"), the Company exchanged shares of Sakura for those of Sumitomo Mitsui Banking Corporation. In accordance with EITF 91-5, "Nonmonetary Exchange of Cost-Method Investments," a non-cash gain of Y.2,451 thousand ($20 thousand) was recorded for the year ended June 30, 2001, as a result of the exchange.

         SUNDRY INVESTMENTS (OTHER THAN MARKETABLE EQUITY SECURITIES) AND OTHER--At June 30, 2001, sundry investments and other consisted of the following:

                                                                    Thousands of
                                                 Thousands of Yen   U.S. Dollars
                                                 ----------------   -----------
Cash surrender value of life insurance contracts    Y.  94,524         $ 756
Non-current time deposit                                 1,500            12
Long-term receivables                                      249             2
Other                                                    1,058             9
                                                    ----------         -----

Total sundry investments and other                  Y.  97,331         $ 779
                                                    ==========         =====

3.       INVENTORIES

         Inventories at June 30, 2001, consisted of the following:

                                       Thousands of
                    Thousands of Yen   U.S. Dollars
                    ----------------   -----------
Finished products      Y.    960,687     $ 7,686
Work in process              204,238       1,634
Materials                  2,703,288      21,626
Supplies and other            40,610         325
                       -------------     -------

Inventory              Y.  3,908,823     $31,271
                       =============     =======

4.       PLEDGED ASSETS

         At June 30, 2001, assets pledged as collateral for short-term debt and long-term debt of the Company were as follows:

                                                       Thousands of
                                    Thousands of Yen   U.S. Dollars
                                    ----------------   -----------
Time deposits                         Y.     18,000      $     144
Marketable equity securities                 46,800            374
Property and equipment
   (net of accumulated depreciation)      1,275,325         10,203
Other assets                                  1,700             14
                                      -------------      ---------

Total                                 Y.  1,341,825      $  10,735
                                      =============      =========

         The above pledged assets are classified by the type of liabilities to which they relate as follows:

                                      Thousands of
                   Thousands of Yen   U.S. Dollars
                   ----------------   -----------
Short-term debt      Y.    606,108      $ 4,849
Long-term debt             735,717        5,886
                     -------------      -------

Total                Y.  1,341,825      $10,735
                     =============      =======

         See Note 6 for a description of the right of the lending banks to require the Company to provide collateral (or additional collateral) not included in pledged assets summarized above, and assets collateralized under the loan and security agreement of the US subsidiary.

5.       LEASES

         CAPITAL LEASES--The Company leases the following assets under capital lease agreements, which are comprised of machinery and equipment used in production, office equipment and computer software:

                                                  Thousands of
                               Thousands of Yen   U.S. Dollars
                               ----------------   -----------
Machinery and equipment           Y.  517,870       $  4,143
Less accumulated amortization        (386,980)        (3,096)
                                  -----------       --------

               Net                    130,890          1,047
                                  -----------       --------

Computer software                     157,666          1,261
Less accumulated amortization         (97,817)          (782)
                                  -----------       --------

               Net                     59,849            479
                                  -----------       --------

Total capital lease assets--net   Y.  190,739       $  1,526
                                  ===========       ========

         OPERATING LEASES--The Company leases certain office space, principally under cancelable lease agreements and certain other assets under noncancelable lease agreements. Rental expense under operating leases for the year ended June 30, 2001, was Y.99,338 thousand ($795 thousand).

         At June 30, 2001, future lease payments under capital leases and non-cancelable operating leases were as follows:

                                                                          Thousands of
                                           Thousands of Yen                U.S. Dollars
                                     --------------------------       ----------------------
                                       Capital       Operating         Capital     Operating
                                       Leases          Leases          Leases        Leases
                                     -----------     ----------       --------     ---------
Year ending June 30:
   2002                              Y.  132,849    Y.   74,437       $  1,063      $    595
   2003                                  107,731         43,094            862           345
   2004                                   43,533         24,270            348           194
   2005                                   16,798            586            135             5
   2006                                    7,047            464             56             4
   Thereafter                                916                             7
                                     -----------    -----------       --------      --------
Total minimum lease payments             308,874    Y.  142,851          2,471      $  1,143
                                                    ===========                     ========
Less amounts representing interest       (15,849)                         (127)
                                     -----------                      --------

Present value of net minimum
   capital lease payments                293,025                         2,344
Less current portion                    (123,150)                         (985)
                                     -----------                      --------

Non-current                          Y.  169,875                      $  1,359
                                     ===========                      ========


6.       SHORT-TERM AND LONG-TERM DEBT

         Short-term debt at June 30, 2001, consisted of bank loans and bank overdrafts of Yen 1,779,751 thousand ($14,238 thousand). Stated annual interest rates on the Company's short-term debt ranged from 1.38% to 2.25% at June 30, 2001, and their weighted average rate at June 30, 2001, were 1.72%. In June 2000, the Company's US subsidiary entered into a Loan and Security Agreement (the "Agreement") that provides a line of credit up to Y.997,840 thousand ($7,983 thousand) in borrowings through November 2002. As of June 30, 2001, Y.524,191 thousand ($4,193 thousand) was outstanding under the line of credit at an interest of 10%, which was included in short-term debt in the consolidated balance sheet.

         Long-term debt at June 30, 2001, consisted of the following:

                                                                     Thousands of
                                                  Thousands of Yen   U.S. Dollars
                                                  ----------------   -----------
Bank loans, maturing serially through 2019,
   with annual interest of 1.48% to 3.30%:
   With collateral                                 Y.  2,024,976       $   16,200
   Without collateral                                    352,100            2,817
Japanese yen bond with stock purchase warrants
   maturing serially through 2002, with interest
   of 2.1%, net of unamortized discount of
   Y.142 thousand ($1 thousand)                            9,858               78
                                                   -------------       ----------
               Total                                   2,386,934           19,095
Less current maturities                                 (779,728)          (6,238)
                                                   -------------       ----------

Long-term debt, less current maturities            Y.  1,607,206       $   12,857
                                                   =============       ==========

         A portion of proceeds from the sales of the Japanese yen bond with stock purchase warrants amounting to Y.1,000 thousand has been ascribed to the warrants and credited to capital surplus in 1995. The warrants were held by the Company's president. (See Notes 9 and 14.)

         Substantially all short-term and long-term debt are made under agreements which, as is customary in Japan, provide that under certain conditions the banks may require the borrower to provide collateral or guarantees with respect to the debt and that the banks may treat any collateral, whether furnished as security for short-term or long-term debt or otherwise, as collateral for all indebtedness to such banks. Also, provisions of certain loan agreements grant certain rights of possession to the lenders in the event of default. The Company's president provides guarantees to the banks for certain of the short-term and long-term debt (see Note 11). See also Note 4 with regard to assets pledged as collateral for short-term and long-term debt.

         The Company has bank overdraft agreements with certain Japanese banks for which the unused balance outstanding as of June 30, 2001 was Y.10,660 thousand ($85 thousand).

         The Agreement, which was referred to in the first paragraph of this note, also provides for a term loan, the principal amount of which shall be due and payable monthly in 60 equal installments beginning on October 15, 1999. There are no borrowings under the term loan as of June 30, 2001. An unused line of credit fee of 0.50% per annum is due monthly on the difference between the average monthly loan balance and Y.498,920 thousand ($3,991 thousand). The loans are collateralized by substantially all the assets of the US subsidiary. The balance of the US subsidiary's assets, which is included the accompanying consolidated balance sheet as of June 30, 2001, amounted approximately to Y.2.6 billion ($21 million).

         Maturities of long-term debt outstanding at June 30, 2001, are as follows:

Year Ending                             Thousands of
   June 30           Thousands of Yen   U.S. Dollars
-----------          ----------------   ------------
   2002              Y.    779,728        $ 6,238
   2003                    620,312          4,962
   2004                    431,824          3,455
   2005                    294,494          2,356
   2006                    132,972          1,064
   Thereafter              127,604          1,020
                     -------------        -------

   Total             Y.  2,386,934        $19,095
                     =============        =======

7.       INCOME TAXES

         Income before income taxes for the year ended June 30, 2001 included the following:


                                        Thousands of
                     Thousands of Yen   U.S. Dollars
                     ----------------   -----------
Japanese income       Y.  1,873,942       $14,991
Foreign income              390,948         3,128
                      -------------       -------

Total                 Y.  2,264,890       $18,119
                      =============       =======

         Income taxes imposed in Japan applicable to the Company, by the national, prefectural and municipal governments, resulted in the aggregate, in normal effective statutory tax rate of approximately 44.5% (the rate changed from 44% effective July 1, 2000) which include the undistributed profit tax at the rate of 2.5% (the rate changed from 2% effective July 1, 2000) imposed on a family owned corporation, for the year ended June 30, 2001.

         A reconciliation between taxes calculated at the combined normal effective statutory tax rates in the accompanying consolidated statement of operations and the Company's provision for income taxes for the year ended June 30, 2001, was as follows:

                                                                 Thousands of
                                              Thousands of Yen   U.S. Dollars
                                              ----------------   -----------
Taxes calculated at the combined normal
   effective statutory tax rate                Y.  1,004,519       $  8,036
Expenses not deductible                               68,488            548
Lower tax rates applicable to loss (income)
   in foreign countries                              (38,225)          (306)
Change in valuation allowance                        124,084            993
Effect of tax rate changes                            (8,738)           (70)
Other--net                                            88,726            710
                                               -------------       --------

Total provision for income taxes               Y.  1,238,854       $  9,911
                                               =============       ========

         The tax effects of temporary differences and carryforwards giving rise to deferred tax assets and liabilities at June 30, 2001, were as follows:

                                                                    Thousands of
                                                 Thousands of Yen   U.S. Dollars
                                                 ----------------   -----------
Deferred tax assets:
   Cost for pension and severance indemnities       Y.   346,829       $ 2,775
   Net operating loss carryforwards                      109,290           874
   Unrealized intercompany profit                        141,739         1,134
   Depreciation                                           92,529           740
   Accrued enterprise tax                                 55,781           446
   Inventories                                           228,405         1,827
   Lease                                                  46,956           376
   Other                                                  97,177           778
                                                    ------------       -------
               Total gross deferred tax assets         1,118,706         8,950
   Less valuation allowance                             (504,066)       (4,033)
                                                    ------------       -------

               Net deferred tax assets                   614,640         4,917

Total gross deferred tax liabilities                      47,102           377
                                                    ------------       -------
Net deferred tax assets                             Y.   567,538       $ 4,540
                                                    ============       =======

         Other current liabilities included deferred tax liabilities amounting to Y.6,062 thousand ($49 thousand) at June 30, 2001.

         At June 30, 2001, the valuation allowance for deferred tax assets has been provided for in the accompanying consolidated financial statements to reflect uncertainty associated with realization of such assets. The net change in the valuation allowance for deferred tax assets during the year ended June 30, 2001, was an increase of Y.162,620 thousand ($1,301 thousand).

         Certain subsidiaries of the Company have tax operating loss carryforwards which are available to reduce future taxable income amounting to Y.377,021 thousand ($3,016 thousand) at June 30, 2001. The loss carryforwards will expire in 2006 or thereafter.

8.       PENSION COSTS AND SEVERANCE INDEMNITIES

         PLAN CONCERNING THE COMPANY'S DIRECTORS

         Directors of the Company, who are also shareholders, are not covered by a funded pension plan and an unfunded severance indemnities plan for employees, but are covered by an unfunded severance indemnities plan. Benefits under the plan are based on the level of compensation at retirement, the length of service and other factors. Liability for severance indemnities under the directors' plan at June 30, 2001, amounting to Y.725,425 thousand ($5,804 thousand), are stated on the vested benefit obligation basis, which is the amount required to be paid if all directors terminated their appointments at balance sheet dates. Charges to operations for the year ended June 30, 2001 with respect to the directors' plan were Y.37,087 thousand ($297 thousand).

         PLAN CONCERNING THE COMPANY'S EMPLOYEES OTHER THAN DIRECTORS

         The Company has a funded pension plan and an unfunded severance indemnities plan which cover substantially all of its employees, other than directors, who are entitled upon mandatory retirement at normal retirement age or earlier termination of employment, to pension or lump-sum severance indemnities based on the length of service and other factors.

         Net periodic pension cost for the year ended June 30, 2001, consisted of the following components:

                                                                      Thousands of
                                                   Thousands of Yen   U.S. Dollars
                                                   ----------------   -----------
Service cost--benefits earned during the period        Y.  16,719         $134
Interest cost on projected benefit obligation               4,611           37
Expected return on plan assets                             (1,379)         (12)
Amortization of unrecognized asset at transition           (3,032)         (24)
                                                       ----------         ----

Net periodic pension cost                              Y.  16,919         $135
                                                       ==========         ====

         The following table sets forth the reconciliation of benefit obligations, plan assets and funded status of the plan at June 30, 2001:


                                                                          Thousands of
                                                       Thousands of Yen   U.S. Dollars
                                                       ----------------   -----------
Changes in benefit obligation:
   Benefit obligation at beginning of year                 Y.  187,930        $1,503
   Service cost                                                 16,719           134
   Interest cost                                                 4,611            37
   Actuarial (gain) loss                                        15,410           123
                                                           -----------        ------

               Benefit obligation at end of year               224,670         1,797
                                                           -----------        ------

Change in plan assets:
   Fair value of plan assets at beginning of year              135,238         1,082
   Actual return on plan assets                                  3,114            25
   Employer contribution                                         8,781            70
                                                           -----------        ------

               Fair value of plan assets at end of year        147,133         1,177
                                                           -----------        ------

Funded status at end of year                                   (77,537)         (620)
Unrecognized actuarial loss                                     21,573           172
Unrecognized net asset at transition being
   recognized over 16.5 years                                  (13,647)         (109)
                                                           -----------        ------

Net amount recognized in the consolidated
   balance sheets as a part of pension cost and
   liability for severance indemnities                     Y.  (69,611)       $ (557)
                                                           ===========        ======

         Assumptions used for the year ended June 30, 2001, in determining costs for the plan shown above were as follows:

Discount rate                                                     2.0%
Expected return on plan assets                                    1.0%
Rate of increase in future compensation levels               2.8% to 4.0%

         SUBSIDIARIES' PLAN

         The costs of severance indemnities plan for the Company's Korean subsidiary are accrued based on the vested benefit obligation, which is the amount required to be paid if all employees terminated their employment at balance sheet dates. Liability for severance indemnities for this plan at June 30, 2001, amounted to Y.13,545 thousand ($108 thousand), and charges to operations for the year ended June 30, 2001, with respect to this plan were Y.4,377 thousand ($35 thousand).

         Amounts recognized in the consolidated balance sheets under accrued pension cost and liability for severance indemnities relate to the following defined benefit plans:

                                                      Thousands of
                                   Thousands of Yen   U.S. Dollars
                                   ----------------   -----------
The Parent's plans:
   Directors                          Y.  725,425        $5,804
   Employee other than directors           69,611           557
The Korean subsidiary plan                 13,545           108
                                      -----------        ------

Total                                 Y.  808,581        $6,469
                                      ===========        ======

         In addition to the above defined benefit plans, the Company's US subsidiary and UK subsidiary have the defined contribution plans described below.

         The Company's US subsidiary has 401(k) tax deferred savings and investment plans under which they match 25% to 50% of certain employees' contributions. Employees may contribute to the plan up to 12% of their gross pay to a maximum contribution of $9,240. The subsidiary's contributions for the year ended June 30, 2001, were approximately Y.28,319 thousand ($227 thousand).

         UK subsidiary's defined contribution plan covers certain employees, and the subsidiary's contributions for the year ended June 30, 2001, were approximately Y.913 thousand ($7 thousand).

9.       SHAREHOLDERS' EQUITY

         COMMON STOCK AND CAPITAL SURPLUS

         At June 30, 2001, the Company ownership is as follows:

Hisanori Aoyama, President and Representative Director                     27.2%
Takenobu Inagaki, Managing Director                                        17.5
Hiroko Aoyama, a spouse of the President and Representative Director       10.3
Nobuo Kawakami, Senior Managing Director                                    7.9
The Diamond Capital Company Limited                                         7.9
The Bank of Tokyo-Mitsubishi, Ltd.                                          3.5
Others (19 shareholders, owning less than 3.5% each)                       25.7
                                                                          -----

Total                                                                     100.0%
                                                                          =====

         All of the 7,000 shares formerly held by Kawasho Corporation ("Kawasho") were sold to Hiroko Aoyama, a spouse of the President and Representative Director, in April 2001.

         On January 18, 2002, the Company became a wholly owned subsidiary of Advanced Energy Industries, Inc. (See Note 14.)

         The Company is subject to the Japanese Commercial Code (the "Code") to which certain amendments became effective as of October 1, 2001. Prior to October 1, 2001, the Code required at least 50% of the issue price of new shares, with a minimum of the par value thereof, to be designated as stated capital as determined by resolution of the Board of Directors. Proceeds in excess of amounts designated as stated capital were credited to capital surplus account. Effective October 1, 2001, the Code was revised and common stock par values were eliminated resulting in all shares being recorded with no par value. (Previously, par value per common share of the Company was Y.500.)

         Prior to October 1, 2001, the Code also provided that an amount at least equal to 10% of the aggregate amount of cash dividends and certain other cash payments which are made as an appropriation of retained earnings applicable to each fiscal period shall be appropriated and set aside as a legal reserve until such reserve equals 25% of stated capital. Effective October 1, 2001, the revised Code allows for such appropriations to be determined based on total capital surplus and legal reserve. The amount of total capital surplus and legal reserve which exceeds 25% of stated capital can be transferred to retained earnings unappropriated by resolution of the shareholders.

         The Code permits Japanese companies to transfer a portion of unappropriated retained earnings, available for dividends, to stated capital by resolution of the shareholders.

         The Code also permits Japanese companies to transfer a portion of capital surplus and legal reserve to stated capital by resolution of the Board of Directors. The amounts available for transfer are based on capital surplus as defined by accounting practices prevailing in Japan. Additional amounts recorded as capital surplus to conform with US GAAP may not be transferred. Such additional amounts relate to accounting for warrants and amounted to Y.1,000 thousand ($8 thousand) at December 31, 2001.

         The Code permits Japanese companies, upon approval by the Board of Directors, to issue shares in the form of a "stock split" as defined to shareholders.

         The Code permits companies to repurchase their own stock by a resolution of the shareholders, the aggregate amount of the repurchase price may not exceed the total of (1) the amount available for dividend as defined and (2) the amounts of transfers, if any, to unappropriated retained earnings from common stock, capital surplus or legal reserve in accordance with the shareholders' approval. Effective April 1, 2002, the Code also permits to retire the treasury stock acquired by resolution of its Board of Directors.

         Dividends are approved by the shareholders at a meeting held subsequent to the fiscal year to which the dividends are applicable. Semi-annual interim dividends may also be paid upon resolution of the Board of Directors, subject to certain limitations imposed by the Code.

         Retained earnings that are not restricted as to the payment of dividends under the Code amounted to Y.3,450,068 thousand ($27,601 thousand) at June 30, 2001.

         WARRANTS--At June 30, 2001, warrants to purchase 5,000 shares of common stock of the Company were outstanding all of which were held by the Company's president. The warrants have strike price of Y.20,000, and are exercisable through June 26, 2002.

10.      FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

         CONCENTRATIONS OF CREDIT RISK--Financial instruments that potentially subject the Companies to concentrations of credit risk consist primary of bank deposits and trade receivables. The Companies' bank deposits are placed with a number of major financial institutions, and concentration of credit risk is mitigated by limiting the amount of credit exposure to any one institution. The Companies' risk associated with the concentration of trade receivables is limited due to the large number of customers which are mostly major manufacturers and trading companies in the semiconductor industry, composing the Companies' customer base and their geographic dispersion. The Companies have two customers which accounted for approximately 15% and 14% of revenues in 2001.

         FAIR VALUE OF FINANCIAL INSTRUMENTS--The following table presents the carrying amounts and fair values of the Company's financial instruments at June 30, 2001:

                                                                                  Thousands of
                                                  Thousands of Y.                 U.S. Dollars
                                            -----------------------------   ---------------------
                                               Carrying      Estimated      Carrying    Estimated
                                                Amount       Fair Value      Amount    Fair Value
                                            -------------   -------------   --------   ----------
Financial assets:
   Marketable equity securities             Y.     62,006   Y.     62,006    $   496     $   496
   Sundry investments and other                    97,331          97,331        779          779
Financial liabilities--Long-term debt,
   excluding lease obligations                  2,386,934        2,269,052    19,095      18,152

         The fair values of marketable equity securities is based on quoted market prices. The fair values of life insurance is based on net cash surrender value. The fair values of long-term debt is based on discounted cash flows using the current interest rate on similar financing investments and borrowings. The fair values estimates of the financial instruments are not necessarily indicative of the amounts the Company might pay or receive from actual market transactions.

         The carrying amounts of cash and cash equivalents, time deposits, notes and accounts receivable, short-term debt, and notes and accounts payable approximate the fair value because of the short maturity of those instruments.

11.      RELATED PARTY TRANSACTIONS

         The Company has transactions with Kawasho, formerly a 10.3% shareholder of the Company, and Kawasho International (U.S.A.) Inc., its 100% owned subsidiary. Purchases of materials from Kawasho International (U.S.A.) Inc. for the year ended June 30, 2001, amounted to Y.17,746 thousand ($142 thousand), and accounts payable with Kawasho International (U.S.A.) Inc. as a result of these transactions at June 30, 2001, amounted to Y.8,065 thousand ($65 thousand). Kawasho sold all of its holdings of the Company's shares to Hiroko Aoyama, which transaction was approved by the Board of Directors at a meeting held on April 5, 2001.

         Receivables due from officer represent amounts receivable from the Company's president as a refund of amounts previously paid to him for research and development. Effective November 10, 2000, the balance bears interest at 2.8% per annum and is due on the earlier of December 31, 2001 or the date of disposition of all common shares of the Company owned by the president (18,500 shares as of June 30, 2001). Interest received for the year ended June 30, 2001 amounted to Y.5,711 thousand ($46 thousand). Under the terms of the agreement, as amended on June 22, 2001, the receivables are collateralized by 12,730 common shares, the severance indemnities due to the president and, in the event of default, right to offset the receivable with remuneration or bonuses payable to the president. The terms of the agreement also provide that in the event that the debtor is unable to make payment in full by December 31, 2001 (the date was extended from June 30, 2001 on June 22, 2001), the due dates will be extended provided that the debt restructuring plan proposed by the debtor is acceptable to the Company.

         The president of the Company guarantees certain of the short-term and the long-term debt of the Company. Such guarantees at June 30, 2001, amounted to Y.3,632,636 thousand ($29,061 thousand). See Note 9 for the warrants held by the Company's president.

12.      RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses for the year ended June 30, 2001, amounted to Y.222,365 thousand ($1,779 thousand).

13.      COMMITMENTS AND CONTINGENT LIABILITIES

         INCOME TAX RETURNS--The Company has filed income tax returns for several recent years which, upon inspection by taxation authorities, may be subject to dispute and the risk that certain penalties may be imposed upon the Company exists. The Company believes that it has taken appropriate measures to ensure its compliance with the tax regulations, including the filing of amended returns, and that it is probable that the amount of penalty, if any, would not be material to the Company's financial position or operations.

         DEFERRED COMPENSATION AGREEMENTS--Effective January 1, 1997, the US subsidiary executed the Salary Continuation Plan (the "Plan") with six key members of management. At June 30, 2001, only five of these individuals remained employed by the US subsidiary. The Plan requires the US subsidiary to pay an aggregate of Y.280,643 thousand ($2,245 thousand) to these remaining five employees for a period of ten years after the employee attains age 60, payable in equal monthly installments. In accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," the costs of those benefits are accrued over the period of an employee's service. The costs associated with the plan have been recorded within selling, general and administrative on the consolidated statement of operations.

14.      SUBSEQUENT EVENTS

         On September 28, 2001, the shareholders authorized:

         (1) payment of a cash dividend of Y.250 ($2) per share, or a total of Y.17,000 thousand ($136 thousand) to shareholders of record on June 30, 2001 and a transfer from unappropriated retained earnings to retained earnings appropriated for legal reserve of Y.10,000 thousand ($80 thousand).


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         (2)      payment of a severance indemnity of Y.123,430 thousand ($987 thousand) payable in a lump sum at the end of October 2001 to Mr. Takenobu Inagaki, Managing Director of the Company and a shareholder, who terminated his appointment on September 28, 2001. The portion of the benefit accrued through June 30, 2001 of Y.121,951 thousand ($976 thousand) will be accounted for as a settlement of "Accrued pension cost and liability for severance indemnities" in the accompanying consolidated balance sheet at June 30, 2001, and remaining portion will be charged to operations subsequent to June 30, 2001.

         On October 1, 2001, the Company also entered into an employment agreement with Mr. Inagaki, under which the Company pays Mr. Inagaki monthly compensation of Y.1,000 thousand ($8 thousand). On January 18, 2002, the Company terminated this agreement, which also provides, among others, for the Company's option to cancel the agreement upon acquisition of the Company's ownership by Advanced Energy Industries, Inc.

         On January 17, 2002, the Company issued 5,000 shares of its common stock for cash upon the exercise of all outstanding stock purchase warrants held by Mr. Aoyama. The proceeds aggregating Y.100,000 thousand ($800 thousand) were accounted for by crediting Y.50,000 thousand each to common stock account and capital surplus account.

         On January 18, 2002, the shareholders of the Company referred to in
         Note 9 sold all of their Company ownership to the Japanese subsidiary of Advanced Energy Industries, Inc. (a United States corporation). The severance indemnity of Y.488,610 thousand ($3,909 thousand) was paid in lump sum on January 18, 2002 to Mr. Hisanori Aoyama, the former shareholder and representative director of the Company, who terminated his appointment on January 18, 2002. The portion of its benefits accrued through June 30, 2001 of Y.477,300 thousand ($3,818 thousand) was accounted for settlement of "Accrued pension cost and liabilities for severance indemnities" in the accompanying consolidated balance sheet at June 30, 2001, and the remaining portion of Y.11,310 thousand ($91 thousand) was charged to operations for the subsequent period.

         In connection with Mr. Aoyama's retirement, life insurance contracts associated with Mr. Aoyama, with a cash surrender value of Y.11,934 thousand ($96 thousand) as of June 30, 2001, which are classified as "Sundry investments" in the accompanying consolidated balance sheet at June 30, 2001, were cancelled on February 12, 2002. The cash refund for the termination of the contract amounted to Y.12,102 thousand ($97 thousand), and the excess portion of Y.168 thousand ($1 thousand) was charged to income for the subsequent period.

         The Company's debt guaranteed by Mr. Aoyama are scheduled to be removed and replaced by Advanced Energy Industries, Inc.


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